UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
March 26, 2008
Date of Report (Date of earliest event reported)
PHAZAR CORP
(Exact name of registrant as specified in its charter)

Delaware	0-12866	75-1907070

(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification Number)

101 S.E. 25TH AVENUE, MINERAL WELLS, TEXAS	76067

(Address of principal executive offices)	(Zip Code)
(940) 325-3301
Registrant’s telephone number, including area code
Not Applicable
(Former Name or Former Address, if Changed Since Last Report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers
9.01 Financial Statements and Exhibits
Signatures
EX-99.1 Press Release Dated March 25, 2008

Item 5.02: Departure of Directors or Principal Officers; Election of Directors;    Appointment of Principal Officers; Compensatory Arrangements of Certain Officers.

            On March 24, 2008, PHAZAR CORP's Board of Directors elected Deborah A. Inzer Vice-President and Chief Financial Officer of PHAZAR CORP. She will be paid by and will become a full-time employee of PHAZAR CORP's wholly owned subsidiary, Antenna Products Corporation beginning March 24, 2008.

For her services, Ms. Inzer’s compensation shall be $115,000 per year and PHAZAR CORP shall grant her a five-year qualified stock option to purchase 30,000 shares of common stock of PHAZAR CORP at an exercise price of $  5.70   per share, vesting at the rate of 6,000 shares per year conditioned upon her remaining an employee and not terminated for cause. She will also be paid a $15,000 cash signing bonus and receive the standard employee health insurance benefits and be entitled to participate in the Company’s 401(k) retirement plan.

From January, 2005 to March, 2008, Ms. Inzer was Controller of Shared Technologies of Coppell, Texas, an intellectual technologies company. From January, 2002 to January, 2005, Ms. Inzer served as Controller and Senior Vice-President of Finance of Dave & Busters of Dallas, Texas, an owner and operator of restaurants. She served this company as Assistant Vice-President of Accounting from 2001 to 2002 and as Assistant Controller from 1999 to 2001.

Item 9.01: Financial Statements and Exhibits

      (d) Exhibits.

Exhibit No.	Description

99.1	Press release dated March 25, 2008.

SIGNATURES
          Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PHAZAR CORP
Date: March 26, 2008	By:	/s/ Clark D. Wraight
Clark D. Wraight
Vice President